Exhibit 99.3

PRO FORMA FINANCIAL INFORMATION
WIDEPOINT CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information has been prepared by WidePoint Corporation (“WidePoint”) and gives effect to the acquisition of Operational Research Consultants, Inc. (“ORC”) completed on October 25, 2004.

The unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2003 has been prepared to give effect to the ORC acquisition as if it had occurred on January 1, 2003. The unaudited pro forma condensed consolidated statement of operations for the nine month period ended September 30, 2004 has been prepared to give effect to the ORC acquisition as if it had occurred on January 1, 2003. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 has been prepared to give effect to the ORC acquisition as if it has occurred on September 30, 2004.

The pro forma adjustments, which are based on available information and certain assumptions that WidePoint believes are reasonable under the circumstances, are applied to the historical financial statements of WidePoint and ORC. WidePoint’s preliminary allocation of the ORC purchase price is based upon preliminary estimates of the fair value of net assets acquired. Management believes that the preliminary allocation of the purchase price is reasonable, however, in some cases, the final allocation will be based upon an independent valuation that is not yet complete. As a result, the allocation is subject to revision as additional information becomes available, and such revised allocation could differ from the preliminary allocation.

The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for WidePoint and the ORC. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what WidePoint’s financial position or results of operations would actually have been had the acquisition occurred on such dates or to project WidePoint’s results of operations or financial position for any future period.

These pro forma financial statements contain certain costs, including expenses allocated to ORC, that WidePoint’s management does not expect will continue. As a result, actual results may differ significantly from the pro forma information presented herein.

The accompanying notes are an integral part of the financial statements.

WIDEPOINT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Twelve months ended December 31, 2003

	Twelve Months Ended
	December 31, 2003
	Historical WidePoint (a)	Historical ORC (b)	Pro Forma Adjustments		Pro Forma WidePoint
Revenues, net	$3,293,508	$14,956,615	$--		$18,250,123
Operating expenses:
Cost of sales	2,460,281	10,378,116	--		12,838,397
Sales, general & administrative	1,123,285	4,345,638			5,468,923
Depreciation & amortization	12,777	95,996	331,101	(c)	439,874

(Loss) income from operations	(302,835)	136,865			(497,071)

Other income (expenses):
Interest income	11,551	--	--		11,551
Interest expenses	(1,304)	(55,584)	(167,000	) (d)	(223,888)
Other	1,500	(2,609)	--		(1,109)

Net income (loss) before
provision for income taxes	(291,088)	78,672			(653,629)

Income tax provision	--	140	--		140

Net (loss) income	$(291,088)	$78,532	$--		$(653,769)

Basic and diluted net	$(0.02)				$(0.04)
(loss) per share

Basic and diluted
weighted-average shares	15,579,913		972,500	(f)	16,552,413
outstanding

The accompanying notes are an integral part of the financial statements.

WIDEPOINT CORPORATION AND SUBSIDIARIESUNAUDITED
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine months ended September 30, 2004

	Nine Months Ended
	September 30, 2004
	As Restated Historical WidePoint (a)	Historical ORC (b)	Pro Forma Adjustments		Pro Forma WidePoint
Revenues, net	$2,470,992	$7,520,445	$--		$9,991,437

Operating expenses:
Cost of sales	1,850,528	4,954,492	--		6,805,020
Sales, general & administrative	1,433,160	2,185,332			3,618,492
Depreciation & amortization	3,322	36,768	248,326	(c)	288,416

(Loss) income from operations	(816,018)	343,853			(472,165)

Other income (expenses):
Interest income	5,006	--	--		5,006
Interest expenses	(608)	(45,860)	(129,000	) (d)	(175,468)
Other	--	4,823	--		4,823

Net income before provision for
Income taxes	(811,620)	302,816			(508,804)

Income tax provision	--	91,614	(91,614	) (e)	--

Net (loss) income	$(811,620)	$211,202			$(600,418)

Basic and diluted net (loss) per share	$(0.05)				($ 0.03)

Basic and diluted weighted-average
shares outstanding	16,336,990		972,500	(f)	17,309,490

The accompanying notes are an integral part of the financial statements.

NOTES TO UNAUDITED PRO FORMACONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS

The following notes relate to the Unaudited Pro Forma Condensed Consolidated Statements of Operations:

a.	To reflect the reported historical operating results of WidePoint for the year ended December 31, 2003 and the unaudited operating results for the nine months ended September 30, 2004 which included its acquisition of Chesapeake.

b.	To reflect the historical results of operations of ORC for the twelve month period ended December 31, 2003, which is the same as WidePoint’s fiscal year. The unaudited quarterly statements of operations were derived from the historical results of operations of ORC for the nine month period ended September 30, 2004.

c.	To record estimated amortization expense related to the identifiable intangible assets associated with the acquisition of ORC. WidePoint will retain an outside firm to do an independent appraisal for the allocation of the purchase price related to the acquisition of ORC. As this appraisal has not yet been completed, the total allocation, the useful lives, and the method of amortization may change. Based upon the most current projections, WidePoint recorded an intangible asset associated with the PKI Certificate Service offered by ORC and applied a $240,792 value with an estimated useful life of six years in which WidePoint realized an amortization expense of $40,132 for the twelve month period ended December 31, 2003 and $30,099 for the nine month period ended September 30, 2004. WidePoint recorded an intangible asset associated with ORC’s client relationship and applied a $904,731 value with an estimated useful life of five years in which WidePoint realized an amortization expense of $180,946 for the twelve month period ended December 31, 2003 and $135,710 for the nine month period ended September 30, 2004. WidePoint recorded an intangible asset associated with the Chesapeake transaction and applied a $1,540,319 value with an estimated useful life of fourteen years in which WidePoint realized an amortization expense of $110,023 for the twelve month period ended December 31, 2003 and $82,517 for the nine month period ended September 30, 2004.

d.	In conjunction with the acquisition of ORC, WidePoint secured a $2,500,000, prime rate, secured line of credit of which WidePoint utilized approximately $1,200,000 towards the purchase price requirements of ORC. The line of credit was in the form of a term loan that expires in November of 2005. The adjustment records an incremental interest expense at a rate of 4.75% of $1,200,000 and additionally includes amortized costs associated with the loan that includes document preparation fees, legal fees, and various consulting fees.

e.	To reverse federal and state income taxes at ORC for the nine months ended September 31, 2004 as a result of the application of a net deferred tax asset and the application of associated losses at Historic WidePoint against gains at ORC which reduced the estimated taxes withheld during the nine months ended September 31, 2004.

f.	To reflect the issuance of 962,500 common shares of WidePoint’s stock as part of the purchase consideration of ORC.

The accompanying notes are an integral part of the financial statements.

WIDEPOINT CORPORATIONUNAUDITED
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2004

	September 30, 2004
	As Restated Historical WidePoint (a)	Historical ORC (b)	Pro Forma Adjustments		Pro Forma WidePoint
ASSETS
Current assets:
Cash and cash equivalents	$598,111	$85,089	$(27,164	) (c)	$656,036
Accounts receivable	511,527	2,270,361	--		2,781,888
Prepaid expenses and other assets	42,361	60,353			102,714

Total current assets	1,151,999	2,415,803	--		3,540,638

Property and equipment, net	7,858	80,585	--		88,443
Goodwill	--	--	2,858,475	(d)	2,858,475
Intangibles	--	496,613	1,145,522	(d)	1,642,135
Other assets	71,867	28,459	--		100,326

Total assets	$1,231,724	$3,021,460			$8,230,017

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$94,155	$617,947	$--		$712,102
Accrued expenses	300,111	496,047	594,816	(e)	1,390,974
Short-term portion of deferred rent	2,407	--	--		2,407
Short-term borrowings	--	429,115	1,200,000	(f)	1,629,115
Financial instruments	--	--	3,577,954	(g)	3,577,954

Total current liabilities	396,673	1,543,109	5,372,770		7,312,552

Deferred income tax liability			222,939	(h)	222,939
Long-term portion of deferred rent	7,764	--			7,764

Total Liabilities	$404,437	1,543,109	5,595,709		7,543,255

Shareholders' equity
Preferred stock	--	--	2,046	(i)	2,046
Common stock	16,897	--	963	(i)	17,860
Stock warrants	--	--	14,291	(j)	14,291
Related party notes receivable	(121,100)	--	--		(121,100)
Additional paid-in capital	42,566,865	--	(157,825	) (k)	42,409,040
Accumulated (deficit) income	(41,635,375)	--	--		(41,635,375)

Total shareholders' equity	827,287	--	(140,525)		686,762

Total liabilities &	$1,231,724	$1,543,109	$5,455,184		$8,230,017
shareholders' equity

The accompanying notes are an integral part of the financial statements.

WIDEPOINT CORPORATIONNOTES
TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

The following notes relate to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

a.	To reflect the historical unaudited financial position of WidePoint including its acquisition of Chesapeake.

b.	To reflect the historical unaudited financial position of the ORC.

c.	To recognize the payment of net cash to acquire ORC and to pay fees for commissions to finders and broker dealers for WidePoint’s preferred equity issuance of $3,580,000. The Company paid to ORC $4,528,164 in cash proceeds and paid $279,000 in cash for commissions to finders and broker dealers in conjunction with its preferred stock issuance. The Company raised $3,580,000 in cash from its preferred equity issuance and utilized $1,200,000 from the Company’s short-term debt facility with RBC-Centura. As a result of the above the Company recognized a net reduction in cash of $27,164.

d.	The ORC acquisition has been accounted for as a stock purchase by WidePoint and pursuant to the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations, the identifiable net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values as of the date of the acquisition. The pro forma adjustments herein are based on management’s preliminary estimates of fair value. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein. Management made estimates as to the average expected life of ORC’s client relationships and the expected performance of ORC’s PKI service offerings. In the event that these estimates are not accurate then the value of the intangibles and the associated life assigned may be adjusted. The total consideration paid for the acquisition of ORC was obtained through partial borrowings against a term loan and through a preferred equity capital issuance by the WidePoint.

The preliminary allocation of the purchase price assumed a net estimated fair value of assets purchased as of September 30, 2004 of approximately $538,000, approximately $1,642,000 in estimated intangible assets, and approximately $2,858,000 in goodwill. Two classes of intangible assets were identified and estimated. The PKI service offering was identified and an estimated expected useful life of six years was applied and the ORC contracts and client relationships were given an estimated life of five years. A value of approximately $241,000 was attributed to the PKI service offering and a value of approximately $905,000 was attributed to the contracts and client relationships. As of September 30, 2004 ORC had accumulated approximately $496,000 in intangible assets associated with its PKI service it is presently developing. The following schedule estimates purchase price as of September 30, 2004:

Current assets	$2,416,000
PP&E, net	80,000
Goodwill	2,858,000
Intangible assets	1,642,000
Other assets	28,000
Current liabilities	1,653,000
Deferred tax liability	333,000

Total	5,038,000

e.	To adjust for accrued expenses associated with the purchase of ORC which were not yet paid. These include legal, accounting, and other direct fees associated the capital raise of WidePoint’s preferred stock issuance of approximately $264,000, approximately $111,000 in legal and accounting cost associated with the ORC purchase, and approximately $220,000 in additional taxes payable for ORC which is attributable to a change in tax filing status.

The accompanying notes are an integral part of the financial statements.

f.	To adjust for the $1,200,000 in associated short-term debt utilized in the purchase of ORC by WidePoint. On October 25, 2004, the Company executed a senior lending agreement with RBC-Centura. The Agreement initially provides for a $2.5 million revolving credit facility. The maturity date of the credit facility is October 25, 2005. Borrowings under the Agreement are collateralized by the Company’s eligible contract receivables, inventory, all of its stock in certain of our subsidiaries and certain property and equipment, and bear interest at the Prime Rate. WidePoint’s credit facility requires that the Company maintain specified financial covenants relating to fixed charge coverage, interest coverage, and debt coverage, and maintain a certain level of consolidated net worth.

g.	In October of 2004, the Company issued warrants to purchase 10,228,571 shares of common stock to Barron Partners, LP and warrants to purchase 511,428 shares of common stock to Westcap Securities, Inc for a total of warrants to purchase 10,739,999 shares of common stock as part of a preferred stock financing. Such warrants have a term of 5 years and entitle the holder to purchase shares of the Company’s common stock for $0.40 per share. Barron Partners, LP is not entitled to exercise this warrant if and to the extent Barron Partners, LP and its affiliates would beneficially own more than 4.99% of the outstanding shares of the Company’s common stock on such date; provided, however, that Barron Partners, LP may revoke the restriction upon 61 days prior written notice to the Company, but in such event Barron Partners, LP has agreed that no person or entity (including but not limited to Barron Partners, LP and its affiliates) shall have any right to vote more than 22% of the shares of the Company’s common stock, including but not limited to all shares of common stock issued upon exercise of the warrant, then held by or at the direction of or for the benefit of Barron Partners, LP and/or its affiliates. The Company used a fair-value option pricing model to value this stock warrant. The value of these warrants has been reflected as a financial instrument in the short-term liabilities section of the consolidated balance sheet as a result of the issuance of a registration rights agreement that included a liquidated damages clause, which is linked to an effective registration of such securities. Accordingly, the Company applied EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock and accounted for the warrants as a liability.

h.	To adjust for a change in tax accounting recognition as a result of the purchase of ORC by WidePoint.

i.	The $2,046 adjustment relates to the issuance of the Company’s preferred stock, $0.001 par value per share, to Barron Partners, LP. The $963 adjustment relates to the issuance of the Company’s common stock, $0.001 par value per share, to the sellers of ORC.

With respect to the $2,046 adjustment, in October 2004, the Company issued to Barron Partners, LP 2,045,714 preferred shares, which are convertible into common shares of the Company’s common stock at a ratio of 1 preferred share for 10 common shares as part of its preferred stock equity issuance, for approximately $3,580,000 or $0.175 per share of the Company’s common stock. Barron Partners, LP is not entitled to convert the preferred stock into shares of common stock that would result in beneficial ownership by Barron Partners, LP and its affiliates of more than 4.99% of the then outstanding number of shares of common stock on such date; provided, however, that Barron Partners, LP may revoke such restriction upon 61 days prior written notice to the Company, but in such event Barron Partners, LP hereby agrees that no person or entity (including but not limited to Barron Partners, LP and its affiliates) shall have any right to vote more than 22% of the shares of common stock, including but not limited to all shares of common stock issued upon conversion of the preferred shares, then held by or at the direction of or for the benefit of Barron Partners, LP and/or its affiliates.

With respect to the $963 adjustment, the Company issued 962,500 restricted shares of common stock at a price per share of $0.40 as part of the consideration paid in October 2004 to the sellers of ORC for approximately $385,000.

j.	On October 27, 2004 and November 22, 2004, the Company issued warrants to purchase 30,612 and 5,556 shares of common stock, respectively, to Liberty Capitol as part of a consulting agreement in which Liberty Capitol assisted the Company in arranging its senior debt financing with RBC-Centura. The warrant has a term of 5 years. The Company used a fair-value option pricing model to value this stock warrant at approximately $14,000. This value has been reflected as part of stock warrants in the stockholders’ equity section of the consolidated balance sheet and are being amortized over the life of the debt as interest expense.

k.	The $157,825 reduction in additional paid-in-capital consists of (i) $543,000 of legal, accounting and consulting fees incurred in connection with the Company’s above-referenced October 2004 issuance of preferred stock and warrants to Barron Partners, LP minus (ii) the $385,000 proceeds from the Company’s above-referenced October 2004 sale of common stock to the sellers of ORC. Because the Company’s registration rights agreement with Barron Partners, LP contains a liquidated damages provision providing for payment in cash, EITF 00-19 (Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock by the Company) requires that the approximately $3,600,000 proceeds of the Company’s sale of preferred stock and warrants to Barron Partners, LP be classified as a “liability under financial instruments” as explained in note (g) above.

The accompanying notes are an integral part of the financial statements.